PURCHASE AND SALE AGREEMENT


         THIS AGREEMENT is made as of the 6th day of February, 1997, between WAKE CAPITAL PARTNERSHIP, a North Carolina general partnership ("Seller"), and RRC ACQUISITIONS, INC., a Florida corporation, its designees, successors and assigns ("Buyer").

                                   Background

         Buyer wishes to purchase a shopping center in the City of Asheville, County of Buncombe, State of North Carolina, owned by Seller, known as the Oakley Plaza (the "Shopping Center"); and

         Seller wishes to sell the Shopping Center to Buyer.

         In consideration of the mutual agreements herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, Seller agrees to sell and Buyer agrees to purchase the Property (as hereinafter defined) on the following terms and conditions:

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings:

                  1.1 Agreement means this instrument as it may be amended from time to time.

                  1.2 Allocation Date means the close of business on the day immediately prior to the Closing Date.

                  1.3 Audit Representation Letter means the form of Audit Representation Letter attached hereto as Exhibit 1.3.

                  1.4 Buyer means the party identified as Buyer on the initial page hereof.

                  1.5 Closing means generally the execution and delivery of those documents and funds necessary to effect the sale of the Property by Seller to Buyer.

                  1.6      Closing Date means the date on which the Closing
                           ------------
occurs.

                  1.7 Contracts means all service contracts, agreements or other instruments to be assigned by Seller to Buyer at Closing.

                  1.8 Day means a business day, whether or not the term is capitalized.

                  1.9 Earnest Money Deposit means the deposit delivered by Buyer to Escrow Agent prior to the Closing under Section of this Agreement, together with the earnings thereon, if any.

                  1.10 Environmental Claim means any investigation, notice, violation, demand, allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding, or claim (whether administrative, judicial, or private in nature) arising (a) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (b) in connection with any Hazardous Material or actual or alleged Hazardous Material Activity, (c) from any abatement, removal, remedial, corrective, or other response action in connection with a Hazardous Material, Environmental Law or other order of a governmental authority or (d) from any actual or alleged damage, injury, threat, or harm to health, safety, natural resources, or the environment.

                  1.11 Environmental Law means any current legal requirement in effect at the Closing Date pertaining to (a) the protection of health, safety, and the indoor or outdoor environment, (b) the conservation, management, protection or use of natural resources and wildlife, (c) the protection or use of source water and groundwater, (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material or (e) pollution (including any Release to air, land, surface water, and groundwater); and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ss. 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss. 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 U.S.C. ss. 1251 et seq., Clean Air Act of 1966, as amended, 42 U.S.C. ss. 7401 et seq., Toxic Substances Control Act of 1976, 15 U.S.C. ss. 2601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. App. 1801, Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss. 651 et seq., Oil Pollution Act of 1990, 33 U.S.C. ss. 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. ss. App. 11001 et seq., National Environmental Policy Act of 1969, 42 U.S.C. ss. 4321 et seq., Safe Drinking Water Act of 1974, as amended by 42 U.S.C. ss. 300(f) et seq., and any similar, implementing or successor law, any amendment, rule, regulation, order or directive, issued thereunder.

                  1.12 Escrow Agent means Chicago Title Insurance Company (Attn: John H. Noblitt), whose address is 1465 Charlotte Plaza,
Charlotte, North Carolina  28244 (Phone 704/375-0700; Fax 704/332-
7509), or any successor Escrow Agent.

                  1.13   Governmental   Approval  means  any  permit,   license,
variance, certificate, consent, letter, clearance, closure, exemption, decision, action or approval of a governmental authority.

                  1.14 Hazardous Material means any petroleum, petroleum product, drycleaning solvent or chemical, biological or medical waste, "sharps" or any other hazardous or toxic substance as defined in or regulated by any Environmental Law in effect at the pertinent date or dates.

                  1.15 Hazardous Material Activity means any activity, event, or occurrence at or prior to the Closing Date involving a Hazardous Material, including, without limitation, the manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, Release, threatened Release, abatement, removal, remediation, handling or corrective or response action to any Hazardous Material.

                  1.16 Improvements means any buildings, structures or other improvements situated on the Real Property.

                  1.17 Inspection Period means the period of time which expires at the end of business on Friday, March 7, 1997. If such expiration date is a weekend or national holiday, the Inspection Period shall expire at the end of business on the next immediately succeeding business day.

                  1.18 Leases means all leases and other occupancy agreements permitting persons to lease or occupy all or a portion of the Property.

                  1.19 Materials means all plans, drawings, specifications, soil test reports, environmental reports, market studies, surveys, and similar documentation, if any, owned by or in the possession of Seller with respect to the Property, Improvements and any proposed improvements to the Property, which Seller may lawfully transfer to Buyer except that, as to financial and other records, Materials shall include only photostatic copies.

                  1.20 Permitted Exceptions means only the following interests, liens and encumbrances:

                           (a)      Liens for ad valorem taxes not payable on or
before Closing;

                           (b)      Rights of tenants under Leases; and

                           (c)     All other easements, restrictions conditions,
rights-of-way and other matters set forth in Seller's existing title insurance policy, a copy of which has been furnished to Buyer, determined by Buyer during the Inspection Period to be acceptable.

                  1.21 Personal Property means all (a) sprinkler, plumbing, heating, air-conditioning, electric power or lighting, incinerating, ventilating and cooling systems, with each of their respective appurtenant furnaces, boilers, engines, motors, dynamos, radiators, pipes, wiring and other apparatus, equipment and fixtures, elevators, partitions, fire prevention and extinguishing systems located in or on the Improvements, (b) all Materials, and (c) all other personal property used in connection with the Improvements, provided the same are now owned or are acquired by Seller prior to the Closing.

                  1.22 Property means collectively the Real Property, the Improvements and the Personal Property.

                  1.23 Prorated means the allocation of items of expense or income between Buyer and Seller based upon that percentage of the time period as to which such item of expense or income relates which has expired as of the date at which the proration is to be made.

                  1.24 Purchase Price means the consideration agreed to be paid by Buyer to Seller for the purchase of the Property as set forth in Section (subject to adjustments as provided herein).

                  1.25 Real Property means the lands more particularly described on Exhibit , together with all easements, licenses, privileges, rights of way and other appurtenances pertaining to or accruing to the benefit of such lands.

                  1.26 Release means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing into the indoor or outdoor environment, including, without limitation, the abandonment or discarding of barrels, drums, containers, tanks, and other receptacles containing or previously containing any Hazardous Material at or prior to the Closing Date.

                  1.27 Rent Roll means the list of Leases attached hereto as Exhibit , identifying with particularity the space leased by each tenant, the term (including extensions), square footage and applicable rent, common area maintenance, tax and other reimbursements, security deposits and similar data.

                  1.28 Seller means the party identified as Seller on the initial page hereof.

                  1.29 Seller Financial Statements means the unaudited balance sheets and statements of income, cash flows and changes in financial positions of Seller for the Property, as of and for the two (2) calendar years next preceding the date of this Agreement and all monthly reports of income, expense and cash flow prepared by Seller for the Property, which shall be consistent with past practice, for any period beginning after the latest of such calendar years, and ending prior to Closing.

                  1.30 Shopping Center means the Shopping Center identified on the initial page hereof.

                  1.31 Survey means a map of a stake survey of the Real Property which shall comply with Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, jointly established and adopted by ALTA and ACSM in 1992, and includes items 1, 2, 3, 4, 6, 7, 8, 9, 10 and 11 of Table "A" thereof, which meets the accuracy standards (as adopted by ALTA and ACSM and in effect on the date of the Survey) of an urban survey, which is dated not earlier than thirty
(30) days prior to the Closing, and which is certified to Buyer, Seller, the Title Insurance company providing Title Insurance to Buyer, and Buyer's lender, and dated as of the date the Survey was made.

                  1.32 Tenant Estoppel Letter means a letter or other certificate from a tenant certifying as to certain matters regarding such tenant's Lease, in substantially the same form as attached hereto as Exhibit , or in the case of national or regional "credit" tenants identified as such on the Rent Roll, the form customarily used by such tenant provided the information disclosed is acceptable to Buyer. If the lease for a particular tenant requires a particular form of estoppel certificate, or obligates the tenant to provide only certain information, the Tenant Estoppel Letter to be obtained by Seller from such Tenant shall be limited to such form or information, as the case may be, but Seller shall nevertheless endeavor to obtain a Tenant Estoppel Letter in the form of that attached as Exhibit .

                  1.33 Title Defect means any  exception in the Title  Insurance
Commitment or any matter disclosed by the Survey, other than a Permitted Exception.

                  1.34 Title Insurance means an ALTA Form B Owners Policy of Title Insurance for the full Purchase Price insuring marketable title in Buyer in fee simple, subject only to the Permitted Exceptions, issued by a title insurer acceptable to Buyer.

                  1.35 Title Insurance Commitment means a binder whereby the title insurer agrees to issue the Title Insurance to Buyer.

                  1.36 Transaction Documents means this Agreement, the deed conveying the Property, the assignment of leases, the bill of sale conveying the Personal Property and all other documents required or appropriate in connection with the transactions contemplated hereby.

         2.       PURCHASE PRICE AND PAYMENT.

                  2.1      Purchase Price; Payment.

                           (a)     Purchase Price and Terms.  The total Purchase
Price for the Property (subject to adjustment as provided herein) shall be $8,057,000. The Purchase Price shall be payable in cash at Closing.

                           (b)      Adjustments to the Purchase Price.  The
Purchase Price shall be adjusted as of the Closing Date by:

                                   (1)     prorating the Closing year's real and
tangible personal property taxes as of the Allocation Date (if the amount of the current year's property taxes are not available, such taxes will be prorated based upon the prior year's assessment);

                               (2)     prorating as of the Allocation Date cash
receipts and expenditures for the Shopping Center and other items customarily prorated in transactions of this sort; and

                                    (3)     subtracting the amount of security
deposits, prepaid rents from tenants under the Leases, and credit balances, if any, of any tenants. Any rents, percentage rents or tenant reimbursements payable after the Allocation Date but applicable to periods on or prior to the Allocation Date shall be remitted to Seller by Buyer within thirty (30) days after receipt. Buyer shall have no obligation to collect delinquencies, but should Buyer collect any delinquent rents or other sums which cover periods prior to the Allocation Date and for which Seller have received no proration or credit, Buyer shall remit same to Seller within thirty (30) days after receipt, less any costs of collection. Buyer will not interfere in Seller's efforts to collect sums due it prior to the Closing. Seller will remit to Buyer promptly after receipt any rents, percentage rents or tenant reimbursements received by Seller after Closing which are attributable to periods occurring after the Allocation Date. Undesignated receipts after Closing of either Buyer or Seller from tenants in the Shopping Center shall be applied first to then current rents and reimbursements for such tenant(s), then to delinquent rents and reimbursements attributable to post-Allocation Date periods, and then to pre-Allocation Date periods.

                  2.2 Earnest Money Deposit. An Earnest Money Deposit in the amount of $50,000 shall be delivered to Escrow Agent within three (3) days after the date of execution by the last of Buyer or Seller to execute and transmit a copy of this Agreement to the other. This Agreement may be terminated by Seller if the Earnest Money Deposit is not received by Escrow Agent by such deadline. The Earnest Money Deposit paid by Buyer shall be held as specifically provided in this Agreement and shall be applied to the Purchase Price at the Closing.

                  2.3      Closing Costs.

                           (a)      Seller shall pay:

                             (1)     Documentary stamp and other transfer taxes
imposed upon the conveyance;

                                    (2)     Cost of satisfying any liens on the
Property;

                             (3)     Cost of curing title defects and recording
any curative title documents;

                                    (4)     The broker's commission of Robert S.
Carter/Lat Purser & Associates, Inc., if and when this transaction closes, but not otherwise, in an amount equal to two and one-half percent (2.5%) of the Purchase Price; and

                               (5)     Seller's attorneys' fees relating to the
sale of the Property.

                           (b)      Buyer shall pay:

                              (1)     Cost of Buyer's due diligence inspection;

                               (2)     Costs of the Phase 1 environmental site
assessment to be obtained by Buyer;

                                    (3)     Cost of title insurance and Survey;

                                    (4)     Cost of recording the deed; and

                                    (5)     Buyer's attorneys' fees.

         3.       INSPECTION PERIOD AND CLOSING.

                  3.1      Inspection Period.

                         (a)      Buyer agrees that it will have the Inspection
Period to physically inspect the Property, review the economic data, underwrite the tenants and review their leases, and to otherwise conduct its due diligence review of the Property and all books, records and accounts of Seller related thereto. Buyer hereby agrees to indemnify and hold Seller harmless from any damages, liabilities or claims for property damage or personal injury arising out of such inspection and investigation by Buyer or its agents or independent contractors. Within the Inspection Period, Buyer may, in its sole discretion and for any reason or no reason, elect to go forward with this Agreement to closing, which election shall be made by notice to Seller given within the Inspection Period. If such notice is not timely given, this Agreement and all rights, duties and obligations of Buyer and

Seller hereunder, except any which expressly survive termination, shall terminate and Escrow Agent shall forthwith return to Buyer the Earnest Money Deposit. If Buyer so elects to go forward, the Earnest Money Deposit shall not be refundable except upon the terms otherwise set forth herein.

                           (b)      Buyer, through its officers, employees and
other authorized representatives, shall have the right to reasonable access to the Property and all records of Seller related thereto, including without limitation all Leases and Seller Financial Statements, at reasonable times during the Inspection Period for the purpose of inspecting the Property, taking soil borings, conducting Hazardous Materials inspections, reviewing the books and records of Seller concerning the Property and otherwise conducting its due diligence review of the Property. Seller shall cooperate with and assist Buyer in making such inspections and reviews. Seller shall give Buyer any authorizations which may be required by Buyer in order to gain access to records or other information pertaining to the Property or the use thereof maintained by any governmental or quasi-governmental authority or organization. Buyer, for itself and its agents, agrees not to enter into any contract with existing tenants without the written consent of Seller if such contract would be binding upon Seller should this transaction fail to close. Buyer shall have the right to have due diligence interviews and other discussions or negotiations with tenants, provided Buyer informs Seller of the time and place of any such interview or discussion and affords Seller an opportunity to be present.

                       (c) Buyer, through its officers or other authorized representatives, shall have the right to reasonable access to all Materials (other than privileged or confidential litigation materials) for the purpose of reviewing and copying the same.

                  3.2 Hazardous Material. Prior to the end of the Inspection Period Buyer may order a "Phase 1" assessment of the Property, and a copy of any assessment report, if made, shall be furnished by Buyer to Seller promptly upon its completion. If the assessment report discloses the existence of any Hazardous Material or any other matters concerning the environmental condition of the Property or its environs, Buyer may notify Seller in writing, within ten
(10) business days after receipt of the assessment report that it elects to terminate this Agreement, whereupon this Agreement shall terminate and Escrow Agent shall return to Buyer its Earnest Money Deposit.

                  3.3 Time and Place of Closing. Unless otherwise agreed by the parties, the Closing shall take place at the offices of Escrow Agent at 10:00 A.M. on Friday, March 14, 1997, provided that Buyer may designate an earlier date for Closing.

         4.       WARRANTIES, REPRESENTATIONS AND COVENANTS OF SELLER.

         Seller warrants and represents as follows as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

                  4.1 Organization; Authority. Seller is duly organized, validly existing and in good standing under the laws of the state of its organization and the state in which the Shopping Center is located, and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents have been duly authorized to do so on behalf of Seller. Seller is not a "foreign person" under Sections 1445 or 897 of the Internal Revenue Code nor is this transaction subject to any withholding under any state or federal law.

                  4.2 Authorization; Validity. The execution and delivery of this Agreement by Seller and Seller's consummation of the transactions contemplated by this Agreement have been duly and validly authorized. This Agreement constitutes a legal, valid and binding agreement of Seller enforceable against it in accordance with its terms.

                  4.3 Title. Seller is the owner in fee simple of all of the Property, subject only to the Permitted Exceptions.

                  4.4 Commissions. Seller has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Seller, Buyer or the Property for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except for Robert S. Carter and Lat Purser & Associates, Inc., the commission of whom shall be paid by Seller. Seller agrees to indemnify Buyer from any other brokerage claim arising by, through or under Seller.


                  4.5 Sale Agreements. The Property is not subject to any outstanding agreement(s) of sale, option(s), or other right(s) of third parties to acquire any interest therein, except for Permitted
Exceptions and this Agreement.

                  4.6 Litigation. There is no litigation or proceeding pending, or to the best of Seller's knowledge, threatened against Seller relating to the Property.

                  4.7 Leases. There are no Leases affecting the Property, oral or written, except as listed on the Rent Roll attached hereto and certified as true by Lat Purser & Associates, Inc. Any Leases or modifications entered into between the date of this Agreement and the Closing Date shall be entered into only with the consent of Buyer. Copies of the Leases, which have been delivered to Buyer or shall be delivered to Buyer within five (5) days from the date hereof, are, to the best knowledge of Seller, true, correct and complete copies thereof, subject to the matters set forth on the Rent Roll. Between the date hereof and the Closing Date, Seller will not terminate or modify existing Leases or enter into any new Leases without the consent of Buyer. All of the Property's tenant leases are in good standing and to the best of Seller's knowledge no defaults exist thereunder except as noted on the Rent Roll. No rent or reimbursement has been paid more than one (1) month in advance and no security deposit has been paid, except as stated on the Rent Roll. No tenants under the Leases are entitled to interest on any security deposits. No tenant under any Lease has or will be promised any inducement, concession or consideration by Seller other than as expressly stated in such Lease, and except as stated therein there are and will be no side agreements between Seller and any tenant.

                  4.8 Financial Statements. To the best of Seller's knowledge, each of the Seller Financial Statements delivered or to be delivered to Buyer hereunder has or will have been prepared in accordance with the books and records of Seller and presents fairly in all material respects the financial condition, results of operations and cash flows for the Property as of and for the periods to which they relate. There has been no material adverse change in the operations of the Property or its prospects since the date of the most recent Seller Financial Statements. Seller covenants to furnish promptly to Buyer copies of the Seller Financial Statements together with unaudited updated monthly reports of cash flow for interim periods beginning after December 31, 1996. Buyer and its independent certified accountants shall be given access to Seller's books and records at any time prior to and for six (6) months following Closing upon reasonable advance notice in order that they may verify the financial statements prior to Closing. Seller agrees to execute and deliver to Buyer or its accountants the Audit Representation Letter should Buyer's accountants audit the records of the Shopping Center.

                  4.9 Contracts. To the best of Seller's knowledge, except for Leases and Permitted Exceptions, there are no management, service, maintenance, utility or other contracts or agreements affecting the Property, oral or written, which extend beyond the Closing Date and which would bind Buyer or encumber the Property, at Buyer's option, more than thirty (30) days after Closing. All such Contracts are in full force and effect in accordance with their respective terms, and all obligations of Seller under the Contracts required to be performed to date have been performed in all material respects; no party to any Contract has asserted any claim of default or offset against Seller with respect thereto and no event has occurred or failed to occur, which would in any way affect the validity or enforceability of any such Contract; and the copies of the Contracts delivered to Buyer prior to the date hereof are true, correct and complete copies thereof.

Between the date hereof and the Closing, Seller covenants to fulfill all of its obligations under all Contracts, and covenants not to terminate or modify any such Contracts or enter into any new contractual obligations relating to the Property without the consent of Buyer (not to be unreasonably withheld) except such obligations as are freely terminable without penalty by Seller upon not more than thirty (30) days' written notice.

                  4.10 Maintenance and Operation of Property. From and after the date hereof and until the Closing, Seller covenants to keep and maintain and operate the Property substantially in the manner in which it is currently being maintained and operated and covenants not to cause or permit any waste of the Property nor undertake any action with respect to the operation thereof outside the ordinary course of business without Buyer's prior written consent. In connection therewith, Seller covenants to make all necessary repairs and replacements until the Closing so that the Property shall be of substantially the same quality and condition at the time of Closing as on the date hereof. Seller covenants not to remove from the Improvements or the Real Property any article included in the Personal Property. Seller covenants to maintain such casualty and liability insurance on the Property as it is presently being maintained.

                  4.11 Permits and Zoning. To the best knowledge of Seller, there are no material permits and licenses (collectively referred to as "Permits") required to be issued to Seller by any governmental body, agency or department having jurisdiction over the Property which materially affect the ownership or the use thereof which have not been issued. The use of the Property is consistent with the land use designation and zoning for the Property. There are no outstanding assessments, impact fees or other charges related to the Property.

                  4.12 Rent Roll; Tenant Estoppel Letters. To the best knowledge of Seller, the Rent Roll is true and correct in all material respects, to be certified by Lat Purser & Associates, Inc., in the form of certificate attached hereto as Exhibit . Seller agrees to use its best reasonable efforts to obtain current Tenant Estoppel Letters acceptable to Buyer from all Tenants under Leases, which Tenant Estoppel Letters shall confirm the matters reflected by the Rent Roll as to the particular tenant and shall be otherwise acceptable to Buyer in all material respects.

                  4.13 Condemnation. To the best of Seller's knowledge, neither the whole nor any portion of the Property, including access thereto or any easement benefitting the Property, is subject to temporary requisition of use by any governmental authority or has been condemned, or taken in any proceeding similar to a condemnation proceeding, nor is there now pending any condemnation, expropriation, requisition or similar proceeding against the

Property or any portion thereof. Seller has received no notice nor has any knowledge that any such proceeding is contemplated.

                  4.14 Governmental Matters. Seller has not entered into any commitments or agreements with any governmental authorities or agencies affecting the Property that have not been disclosed in writing to Buyer and Seller has received no notices from any such governmental authorities or agencies of uncured violations at the Property of building, fire, air pollution or zoning codes, rules, ordinances or regulations, environmental and hazardous substances laws, or other rules, ordinances or regulations relating to the Property.

                  4.15   Repairs.   Seller  has   received   no  notice  of  any
requirements or recommendations by any lender, insurance companies, or governmental body or agencies requiring or recommending any repairs or work to be done on the Property (other than repairs made in the ordinary course of business) which have not already been completed.

                  4.16 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby will (a) require Seller to file or register with, notify, or obtain any permit, authorization, consent, or approval of, any governmental or regulatory authority; (b) conflict with or breach any provision of the organizational documents of Seller; (c) violate or breach any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Seller is a party, or by which Seller, the Property or any of Seller's material assets may be bound; or (d) violate any order, writ, injunction, decree, judgment, statute, law or ruling of any court or governmental authority applicable to Seller, the Property or any of Seller's material assets.

                  4.17     Environmental Matters.

                           (a)     Seller represents and warrants as of the date
hereof and as of the Closing that:

                              (1)     Seller has not, and has no knowledge that
any other person has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Property in any material quantity; and

                               (2)     To Seller's knowledge, the Property does
not now contain and to the best of Seller's knowledge has not contained any: (a) underground storage tank, (b) material amounts of asbestos-containing building material, (c) landfills or dumps,

(d) drycleaning plant or other facility using drycleaning solvents; or (e) hazardous waste management facility as defined pursuant to the Resource Conservation and Recovery Act ("RCRA") or any comparable state law. The Property is not a site on or nominated for the National Priority List promulgated pursuant to Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any state remedial priority list promulgated or published pursuant to any comparable state law.

                           (b)      It has delivered to Buyer copies of
environmental assessment reports for the Property dated _________________, prepared by ______________________, receipt of which Buyer acknowledges. Seller knows of the existence of, and has reviewed, no other environmental assessment reports which concern the Property or any portion thereof.

                           (c)      During the Inspection Period Buyer may cause
additional environmental assessments to be performed. Should an environmental condition be discovered and disclosed to Buyer prior to Closing, Buyer's remedy shall be to terminate the Agreement, in which event the Earnest Money Deposit shall be returned to Buyer, or Buyer may waive such condition and proceed to Closing. Buyer shall have no other remedy with respect to such pre-closing discovery, if any, of environmental conditions.

                           (d)      Seller shall indemnify, hold harmless, and
hereby waives any claim for contribution against Buyer for any damages to the extent they arise from the inaccuracy or breach of any representation or warranty by Seller in this section of this Agreement. This indemnity shall survive Closing for a period of two (2) years and shall be in addition to the post-closing indemnities contained in Section .

                  4.18 No Untrue Statement. Neither this Agreement nor any exhibit nor any written statement or Transaction Document furnished or to be furnished by Seller to Buyer in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omits or will omit any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

                  4.19 As-Is Acquisition. Buyer acknowledges that, except as expressly represented and warranted by Seller in this Agreement, there have been no representations or warranties, express or implied, upon which Buyer is relying which have been made by Seller or upon Seller's behalf relating in any way to the Property, including, without limitation, the condition of the Property, any restrictions related to or approvals required for the development of the Property, or the suitability of the Property for any purposes whatsoever, and that subject to any and all conditions to Buyer's obligations described in this Agreement and to Seller's representations and warranties expressed in this Agreement, Buyer is acquiring the Property "as is," subject to all faults of every kind and nature whatsoever whether latent or patent and whether now or hereafter existing. Seller shall not be responsible for any work or improvement necessary to cause the Property to meet any applicable law, ordinance, regulation or code or to be suitable for any particular use or for any other work except that which is covered by an express warranty or representation made herein by Seller.

         5.       WARRANTIES, REPRESENTATIONS AND COVENANTS OF BUYER.

         Buyer hereby warrants and represents as of the date of this Agreement and as of the Closing and where indicated covenants and agrees as follows:

                  5.1 Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing under laws of Florida and has full power and authority to enter into and perform this Agreement in accordance with its terms, and the persons executing this Agreement and other Transaction Documents on behalf of Buyer have been duly authorized to do so.

                  5.2 Authorization; Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents have been duly and validly authorized by the Board of Directors of Buyer. This Agreement has been duly and validly executed and delivered by Buyer and (assuming the valid execution and delivery of this Agreement by Seller) constitutes a legal, valid and binding agreement of Buyer enforceable against it in accordance with its terms.

                  5.3 Commissions. Buyer has neither dealt with nor does it have any knowledge of any broker or other party who has or may have any claim against Buyer or Seller for a brokerage commission or finder's fee or like payment arising out of or in connection with the transaction provided herein except
Robert S. Carter/Lat Purser & Associates, Inc., whose commission shall be paid by Seller as provided above; and Buyer agrees to indemnify Seller from any other such claim arising by, through or under Buyer.

         6.       POSSESSION; RISK OF LOSS.

                  6.1 Possession. Possession of the Property will be transferred to Buyer at the conclusion of the Closing.

                  6.2 Risk of Loss. All risk of loss to the Property shall remain upon Seller until the conclusion of the Closing. If, before the possession of the Property has been transferred to Buyer, any material portion of the Property is damaged by fire or other casualty and will not be restored by the Closing Date or if any material portion of the Property is taken by eminent domain or there is a material obstruction of access to the Improvements by virtue of a taking by eminent domain, Seller shall, within ten (10) days of such damage or taking, notify Buyer thereof and Buyer shall have the option to:

                        (a) terminate this Agreement upon notice to Seller given within ten (10) business days after such notice from Seller, in which case Buyer shall receive a return of its Earnest Money Deposit; or

                         (b)      proceed with the purchase of the Property, in
which event Seller shall assign to Buyer all Seller's right, title and interest in all amounts due or collected by Seller under the insurance policies or as condemnation awards. In such event, the Purchase Price shall be reduced by the amount of any insurance deductible to the extent it reduced the insurance proceeds payable.

         7.       TITLE MATTERS.

                  7.1      Title.

                           (a)      Title Insurance.  Prior to the end of the
Inspection Period Buyer shall order the Title Insurance Commitment from Chicago Title Insurance Company and the Survey from a reputable surveyor familiar with the Property (Seller agreeing to furnish to Buyer copies of any existing surveys and title information in its possession promptly after execution of this Agreement). Buyer will have ten (10) days from receipt of the Title Commitment (including legible copies of all recorded exceptions noted therein) and Survey to notify Seller in writing of any Title Defects, encroachments or other matters not acceptable to Buyer which are not permitted by this Agreement. Any Title Defect or other objection disclosed by the Title Insurance Commitment (other than liens removable by the payment of money) or the Survey which is not timely specified in Buyer's written notice to Seller of Title Defects shall be deemed a Permitted Exception. Seller shall notify Buyer in writing within five (5) days of Buyer's notice if Seller intends to cure any Title Defect or other objection. If Seller elects to cure, Seller shall use diligent efforts to cure the Title Defects and/or objections by the Closing Date (as it may be extended). If Seller elects not to cure or if such Title Defects and/or objections are not cured, Buyer shall have the right, in lieu of any other remedies, to: (i) refuse to purchase the Property, terminate this Agreement and receive a return of the Earnest Money Deposit; or (ii) waive such Title Defects and/or objections and close the purchase of the Property subject to them.

                           (b)      Miscellaneous Title Matters.  If a search of
the title discloses judgments, bankruptcies or other returns against other persons having names the same as or similar to that of Seller, Seller shall on request deliver to Buyer an affidavit stating, if true, that such judgments, bankruptcies or the returns are not against Seller. Seller further agrees to execute and deliver to the Title Insurance agent at Closing such documentation, if any, as the Title Insurance underwriter shall reasonably require to evidence that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized and that there are no mechanics' liens on the Property or parties in possession of the Property other than tenants under Leases and Seller.

         8.       CONDITIONS PRECEDENT.

                  8.1 Conditions Precedent to Buyer's Obligations. The obligations of Buyer under this Agreement are subject to satis-faction or waiver by Buyer of each of the following conditions or requirements on or before the Closing Date:

                         (a)      Seller's warranties and representations under
this Agreement shall be true and correct as of the Closing Date, and Seller shall not be in default hereunder.

                           (b)      All obligations of Seller contained in this
Agreement, shall have been fully performed in all material respects and Seller shall not be in default under any covenant, restriction, right-of-way or easement affecting the Property.

                       (c) No tenant occupying more than 5,000 square feet nor an aggregate of any three tenants, regardless of size, has vacated the Property, filed any proceeding (or been the subject of the filing of any proceeding) under the National Bankruptcy Act, terminated its lease or otherwise defaulted under its lease.

                       (d) A Title Insurance Commitment in the full amount of the Purchase Price shall have been issued and "marked down" through Closing, subject only to Permitted Exceptions, and the survey shall have been obtained by Buyer.

                        (e) The physical and environmental condition of the Property shall be unchanged from the date of this Agreement, ordinary wear and tear excepted.

                           (f)      Seller shall have delivered to Buyer the
following in form reasonably satisfactory to Buyer:

                                    (1)     A special warranty deed in the form
approved by the North Carolina Bar Association, executed in the proper form for recording, duly executed and acknowledged so as to convey to Buyer the fee simple title to the Property, subject only to the Permitted Exceptions;

                               (2)     Originals, if available, or if not, true
copies of the Leases and of the contracts, agreements, permits and licenses, and such Materials as may be in the possession or control of Seller;

                                    (3)     A blanket assignment to Buyer of all
Leases and the contracts, agreements, permits and licenses (to the extent assignable) as they affect the Property, including an indemnity against breach of such instruments by Seller prior to the Closing Date, and an indemnity from Buyer for breach of such instruments by Buyer after the Closing Date;

                                    (4)     A bill of sale with respect to the
Personal Property and Materials;

                              (5)     A title certificate, properly endorsed by
Seller, as to any items of Property for which title certificates exist;

                                    (6)     Intentionally omitted;

                                 (7)     A current rent roll for all Leases in
effect showing no changes from the rent roll attached to this Agreement other than those set forth in the Leases or approved in writing by Buyer;

                                (8)     All Tenant Estoppel Letters obtained by
Seller, which must include Bi-Lo, Baby Superstore, Western Auto and Revco and eighty percent (80%) of the other tenants who have signed leases for any portion of the Property, without any material exceptions, covenants, or changes to the form of Tenant Estoppel Letter (except as noted in Section above) and distributed to the tenants by Seller, the substance of which Tenant Estoppel Letters must be acceptable to Buyer in all respects, and the certificate of Seller as landlord, or of Lat Purser & Associates, Inc., as property manager on behalf of Landlord, for all of the remaining tenants certifying as to the substance of the form of Tenant Estoppel Letter, excluding paragraphs 10 and 11 thereof;

                                (9)     A general assignment of all assignable
existing warranties relating to the Property (the costs of the transfers of such, if any, to be borne by Buyer);

                               (10)    An owner's affidavit, non-foreign affida-
vits,  non-tax  withholding   certificates  and  such  other  documents  as  may
reasonably be required by Buyer or its counsel in order to effectuate the provisions of this Agreement and the transactions contemplated herein;

                                (11)    The originals or copies of any real and
tangible personal property tax bills for the Property for the tax year of Closing and the previous year, and, if requested, the originals or copies of any current water, sewer and utility bills which are in Seller's custody or control;

                                 (12)    Resolutions of Seller authorizing the
transactions described herein;

                              (13)    All keys and other means of access to the
Improvements in the possession of Seller or its agents;

                                    (14)    Materials; and

                                    (15)    Such other documents as Buyer may
reasonably request to effect the transactions contemplated by this Agreement.

                           (g)      Full execution and delivery to Buyer of an
amendment to the Bi-Lo lease evidencing Bi-Lo's expansion and commitment to pay additional rent (new annual rent of $380,620) and extension of term (20 yrs.). The cost of Bi-Lo's expansion will be at Seller's expense and the payment due Bi-Lo as consideration therefor under the Bi-Lo lease shall be escrowed with Escrow Agent at Closing under an escrow agreement which is mutually acceptable to Buyer and Seller, or alternatively, the Bi-Lo Lease shall be amended in accordance with the proposed letter agreement attached hereto as Exhibit , the form and substance of such lease amendment to be satisfactory to Buyer in all respects.

                         (h)      Baby Superstore's opening and commencement of
annual rent payments on a monthly basis in the amounts specified in its lease. All free rent and inducement costs to be Seller's expense and to be paid to Baby Superstore at or before Closing such that full rent and other sums due under the Lease will be payable from and after Closing, the same to be verified by Baby Superstore by a lease amendment and in its Tenant Estoppel Letter.

                           (i)      Simultaneous closing of acquisition by Buyer
from Charlotte Capital Partnership of Carmel Commons Shopping
Center in Mecklenburg County, North Carolina, pursuant to Purchase and Sale Agreement of even date herewith.

                  In the event that all of the foregoing provisions of this Section are not satisfied and Buyer elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Buyer by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article . Upon Closing, all conditions precedent shall be deemed satisfied or waived, unless otherwise agreed by Seller and Buyer.

                  8.2 Conditions Precedent to Seller's Obligations. The obligations of Seller under this Agreement are subject to satisfac-tion or waiver by Seller of each of the following conditions or requirements on or before the Closing date:

                           (a)      Buyer's warranties and representations under
this Agreement shall be true and correct as of the Closing Date, and Buyer shall not be in default hereunder.

                           (b)      All of the obligations of Buyer contained in
this Agreement shall have been fully performed by or on the date of Closing in compliance with the terms and provisions of this Agreement.

                           (c)      Buyer shall have delivered to Seller at or
prior to the Closing the following, which shall be reasonably satisfactory to Seller:

                           (d)      Simultaneous closing of acquisition by Buyer
from Charlotte Capital Partnership of Carmel Commons Shopping
Center in Mecklenburg County, North Carolina, pursuant to Purchase and Sale Agreement of even date herewith.

                              (1)     Delivery and/or payment of the balance of
the Purchase Price in accordance with Section  at Closing;

                                    (2)     Such other documents as Seller may
reasonably request to effect the transactions contemplated by this Agreement.

         In the event that all conditions precedent to Buyer's obligation to purchase shall have been satisfied but the foregoing provisions of this Section have not, and Seller elects in writing to terminate this Agreement, then the Earnest Money Deposit shall be promptly delivered to Seller by Escrow Agent and, upon the making of such delivery, neither party shall have any further claim against the other by reasons of this Agreement, except as provided in Article . Upon Closing, all conditions precedent shall be deemed satisfied or waived, unless otherwise agreed by Seller and Buyer.

                  8.3 Best Efforts. Each of the parties hereto agrees to use reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to consummate the trans-actions contemplated by this Agreement.

         9.       PRE-CLOSING BREACH; REMEDIES.

                  9.1 Breach by Seller. In the event of a breach of Seller's covenants or warranties herein and failure by Seller to cure such breach within the time provided for Closing, Buyer may, at Buyer's election (i) terminate this Agreement and receive a return of the Earnest Money Deposit, and the parties shall have no further rights or obligations under this Agreement (except as survive termination); (ii) enforce this Agreement by suit for specific performance; or (iii) waive such breach and close the purchase contemplated hereby, notwithstanding such breach.

                  9.2 Breach by Buyer. In the event of a breach of Buyer's covenants or warranties herein and failure of Buyer to cure such breach within the time provided for Closing, Seller's sole remedy shall be to terminate this Agreement and retain Buyer's Earnest Money Deposit as agreed liquidated damages for such breach, and upon payment in full to Seller of such amounts, the parties shall have no further rights, claims, liabilities or obligations under this Agreement (except as survive termination).

         10.      POST CLOSING INDEMNITIES AND COVENANTS.

                  10.1 Seller's Indemnity. Should this transaction close, Seller, subject to the limitations set forth herein, shall indemnify, defend and hold harmless Buyer from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Buyer by reason of, or on account of, any material breach by Seller of Seller's warranties, representations and covenants. Seller's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing for a period of six (6) months only following the Closing Date, after which six-month period all indemnities, representations, warranties, covenants, or other obligations of Seller contained or referenced in this Agreement (other than title warranties and the environmental indemnity set forth in Section ), shall be deemed to have terminated, and shall be null and void and of no further force and effect. Any claim for indemnification under the provisions of Section must be made in writing within six (6) months following the Closing Date.

                  10.2 Buyer's Indemnity. Should this transaction close, Buyer shall indemnify, defend and hold harmless Seller from all claims, demands, liabilities, damages, penalties, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon, asserted against or incurred or paid by Seller by reason of, or on account of, any breach by Buyer of Buyer's warranties, representations and covenants. Buyer's warranties, representations and covenants, and the foregoing indemnity, shall survive the Closing, after which six-month period all indemnities, representations, warranties, covenants, or other obligations of Buyer contained or referenced in this Agreement shall be deemed to have terminated, and shall be null and void and of no further force and effect. Any claim for indemnification under the provisions of Section must be made in writing within six (6) months following the Closing Date.

         11.      MISCELLANEOUS.

                  11.1 Disclosure. Neither party shall disclose the trans-actions contemplated by this Agreement without the prior approval of the other, except to its attorneys, accountants and other consultants, their lenders and prospective lenders, or where disclosure is required by law.

                  11.2 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and may not be modified, amended or otherwise changed in any manner except by a writing executed by Buyer and Seller.

                  11.3 Notices. All written notices and demands of any kind which either party may be required or may desire to serve upon the other party in connection with this Agreement shall be served by personal delivery, certified or overnight mail, reputable overnight courier service or facsimile (followed promptly by hard copy) at the addresses set forth below:

As to Seller:                       Wake Capital Partnership
                                    c/o Lat Purser & Associates, Inc.
                                    4530 Park Road, Suite 300
                                    Charlotte, North Carolina  28209
                                    Attn: Mr. Robert S. Carter
                                    Phone:     (704) 519-4200
                                    Facsimile: (704) 525-8700

With a copy to:                     John J. Carpenter, Esq.
                                    Culp Elliott & Carpenter, P.L.L.C.
                                    227 West Trade Street, Suite 1500
                                    Charlotte, North Carolina  28202
                                    Phone:     (704) 372-6322
                                    Facsimile: (704) 372-1474

As to Buyer:                        RRC Acquisitions, Inc.
                                    Suite 200, 121 W. Forsyth St.
                                    Jacksonville, Florida 32202
                                    Attn: Robert L. Miller
                                    Phone:     (904) 356-7000
                                    Facsimile: (904) 634-3428

With a copy to:                     Rogers, Towers, Bailey, Jones & Gay
                                    1301 Riverplace Boulevard, Suite 1500
                                    Jacksonville, Florida  32207
                                    Attn: William E. Scheu, Esq.
                                    Phone:     (904) 346-5560
                                    Facsimile: (904) 396-0663

Any notice or demand so served shall constitute proper notice hereunder upon delivery to the United States Postal Service or to such overnight courier. A party may change its notice address by notice given in the aforesaid manner.

                  11.4 Headings. The titles and headings of the various sections hereof are intended solely for means of reference and are not intended for any purpose whatsoever to modify, explain or place any construction on any of the provisions of this Agreement.

                  11.5 Validity. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement by the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

                  11.6 Attorneys' Fees. In the event of any litigation between the parties hereto to enforce any of the provisions of this Agreement or any right of either party hereto, the unsuccessful party to such litigation agrees to pay to the successful party all costs and expenses, including reasonable attorneys' fees, whether or not incurred in trial or on appeal, incurred therein by the successful party, all of which may be included in and as a part of the judgment rendered in such litigation. Any indemnity provisions herein shall include indemnification for reasonable attorneys' fees and costs, whether or not suit be brought and including fees and costs on appeal.

                  11.7 Time of Essence. Time is of the essence of this Agreement.

                  11.8 Governing Law. This Agreement shall be governed by the laws of North Carolina and the parties hereto agree that any litigation between the parties hereto relating to this Agreement shall take place (unless otherwise required by law) in a court located in Buncombe County, State of North Carolina. Each party waives its right to jurisdiction or venue in any other location.

                  11.9 Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third parties, including any brokers or creditors, shall be beneficiaries hereof.

                  11.10 Exhibits. All exhibits attached hereto are incorporated herein by reference to the same extent as though such exhibits were included in the body of this Agreement verbatim.

                  11.11 Gender; Plural; Singular; Terms. A reference in this Agreement to any gender, masculine, feminine or neuter, shall be deemed a reference to the other, and the singular shall be deemed to include the plural and vice versa, unless the context otherwise requires. The terms "herein," "hereof," "hereunder," and other words of a similar nature mean and refer to this Agreement as a whole and not merely to the specified section or clause in which the respective word appears unless expressly so stated.

                  11.12 Further Instruments, Etc. Seller and Buyer shall, at or after Closing, execute any and all documents and perform any and all acts reasonably necessary to fully implement this Agreement.

                  11.13 Survival. Subject to the time limitations set forth in Section , the obligations of Seller and Buyer intended to be performed after the Closing shall survive the closing.

                  11.14 No Recording. Neither this Agreement nor any notice, memorandum or other notice or document relating hereto shall be recorded.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Witnesses:

                                                       RRC ACQUISITIONS, INC.,
____________________________                             a Florida corporation
[ - - - - - - - - - - - - - ]
Name (Please Print)
                                                   By:_________________________
____________________________                   Its:    ________________________
[ _ _ _ _ _ _ _ _ _ _ _ _ _ ]             Date:             February ____, 1997
Name (Please Print)
                                              Tax Identification No. 59-3210155

                                                                     "BUYER"

                                                      WAKE CAPITAL PARTNERSHIP,
____________________________               a North Carolina general partnership
[ - - - - - - - - - - - - - ]
Name (Please Print)
                                                  By:_________________________
____________________________                     Its:________________________
[ _ _ _ _ _ _ _ _ _ _ _ _ _ ]                   Date: February ____, 1997
Name (Please Print)
                                           Tax Identification No. _____________

                                                              "SELLER"

                                              JOINDER OF ESCROW AGENT


         1. Duties. Escrow Agent joins herein for the purpose of acknowledging receipt of the initial Earnest Money Deposit and agrees to comply with the terms hereof insofar as they apply to Escrow Agent. Escrow Agent shall receive and hold the Earnest Money Deposit in trust, to be disposed of in accordance with the provisions of this joinder and Section of the foregoing Agreement.

         2. Indemnity. Escrow Agent shall not be liable to either party except for claims resulting from the gross negligence or willful misconduct of Escrow Agent. If the escrow is involved in any controversy or litigation, the parties hereto shall jointly and severally indemnify and hold Escrow Agent free and harmless from and against any and all loss, cost, damage, liability or expense, including costs of reasonable attorneys' fees to which Escrow Agent may be put or which may incur by reason of or in connection with such controversy or litigation, except to the extent it is finally determined that such controversy or litigation resulted from Escrow Agent's gross negligence or willful misconduct. If the indemnity amounts payable hereunder result from the fault of Buyer or Seller (or their respective agents), the party at fault shall pay, and hold the other party harmless against, such amounts.

         3. Conflicting Demands. If conflicting demands are made upon Escrow Agent with respect to the escrow, the parties hereto expressly agree that Escrow Agent shall have the absolute right to do either or both of the following: (i) withhold and stop all proceedings in performance of this escrow and await settlement of the controversy by final appropriate legal proceedings or otherwise as it may require; or (ii) file suit for declaratory relief and/or interpleader and obtain an order from the court requiring the parties to interplead and litigate in such court their several claims and rights between themselves. Upon the filing of any such declaratory relief or interpleader suit and tender of the Earnest Money Deposit to the court, Escrow Agent shall thereupon be fully released and discharged from any and all obligations to further perform the duties or obligations imposed upon it. Buyer and Seller agree to respond promptly in writing to any request by Escrow Agent for clarification, consent or instructions. Any action proposed to be taken by Escrow Agent for which approval of Buyer and/or Seller is requested shall be considered approved if Escrow Agent does not receive written notice of disapproval within fourteen (14) days after a written request for approval is received by the party whose approval is being requested. Escrow Agent shall not be required to take any action for which approval of Buyer and/or Seller has been sought unless such approval has been received. No disbursements shall be made, other than as provided in Sections and of the foregoing Agreement, or to a court in an interpleader action, unless Escrow Agent shall have given written notice of the proposed disbursement to Buyer and Seller and neither Buyer nor Seller shall have delivered any written objection to the disbursement within 14 days after receipt of Escrow Agent's notice. No notice by Buyer or Seller to Escrow Agent of disapproval of a proposed action shall affect the right of Escrow Agent to take any action as to which such approval is not required.

         4. Continuing Counsel. Seller acknowledges that Escrow Agent is counsel to Buyer herein and Seller agrees that in the event of a dispute hereunder or otherwise between Seller and Buyer, Escrow Agent may continue to represent Buyer notwithstanding that it is acting and will continue to act as Escrow Agent hereunder, it being acknowledged by all parties that Escrow Agent's duties hereunder are ministerial in nature.

         5. Tax Identification. Seller and Buyer shall provide to Escrow Agent appropriate Federal tax identification numbers.

                                                CHICAGO TITLE INSURANCE COMPANY


                                               By:_____________________________
                                                  Its Authorized Agent

                                         Date:    ______________, 1997

                                                   "ESCROW AGENT"

                                                    EXHIBIT 1.3

                                            Audit Representation Letter


                                              ------------------------------
                                              (Acquisition Completion Date)



KPMG Peat Marwick LLP
Suite 2700
One Independent Drive
Jacksonville, Florida  32202

Dear Sirs:

         We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the twelve months ended ________________, was made for the purpose of expressing an opinion as to whether the statement presents fairly, in all material respects, the results of its operations in conformity with generally accepted accounting principles. In connection with your audit we confirm, to the best of our knowledge and belief, the following representations made to you during your audit:

         1. We have made available to you all financial records and related data for the period under audit.

         2.       There have been no undisclosed:

                  a. Irregularities involving any member of management or employees who have significant roles in the internal control structure.

                  b. Irregularities involving other persons that could have a material effect on the Statement of Revenue and Certain
Expenses.

                  c. Violations or possible violations of laws or regulations, the effects of which should be considered for disclosure in the Statement of Revenue and Certain Expenses.

         3.       There are no undisclosed:

                  a. Unasserted claims or assessments that our lawyers have advised us are probable of assertion and must be disclosed in accordance with Statement of Financial Accounting Standards No. 5
(SFAS No. 5).

                  b. Material gain or loss contingencies (including oral and written guarantees) that are required to be accrued or disclosed by SFAS No. 5.

                  c. Material transactions that have not been properly recorded in the accounting records underlying the Statement of Revenue and Certain Expenses.

                  d. Material undisclosed related party transactions and related amounts receivable or payable, including sales, purchases, loans, transfers, leasing arrangements, and guarantees.

                  e. Events that have occurred subsequent to the balance sheet date that would require adjustment to or disclosure in the Statement of Revenue and Certain Expenses.

         4. All aspects of contractual agreements that would have a material effect on the Statement of Revenue and Certain Expenses have been complied with.

         Further,   we  acknowledge   that  we  are  responsible  for  the  fair
presentation of the Statements of Revenue and Certain Expenses prepared in conformity with generally accepted accounting principles.

                                                              Very truly yours,



                                                              Seller/Manager

                                                  Name:________________________
                                                 Title________________________

                                  EXHIBIT 1.25

                       Legal Description of Real Property


         All of that certain tract of land located in Asheville, Buncombe County, North Carolina, and more particularly described as follows:

         BEGINNING at a point, said point being located North 36 deg. 57' 28" West 1779.82 feet from a U.S.C. & G.S. monument labeled "A- 142 RESET," said beginning point also being situated at the intersections of the I-240 right-of-way and the new U.S. 74 right-of-way, thence with the U.S. 74 right-of-way North 35 deg. 44' 59" East 234.87 feet to a point, thence continuing with said right-of-way North 48 deg. 00' 52" East 624.71 feet to a point, thence South 05 deg. 14' 50" East 140.08 feet to a point, thence North 84 deg. 04' 50" East 185.99 feet to a point, thence North 05 deg. 13' 00" West
105.84 feet to a point, thence North 42 deg. 17' 00" West 140.00 feet to a point in the aforesaid U.S. 74 right-of-way, thence with said right-of-way along a curve to the left which has a radius of 810.64 feet, an arc length of 173.40 feet to a point, thence South 59 deg. 00' 47" East 85.18 feet to a point, thence North 81 deg. 17' 48" East 10.99 feet to a point in the right-of-way of N.C. State Road No. 2862, thence with said right-of-way South 08 deg. 38' 46" East
880.99 feet to a point, thence leaving said right-of-way South 86 deg. 38' 57" West 482.23 feet to a point, thence South 89 deg. 06' 27" West 167.26 feet to a point, thence South 68 deg. 05' 16" West 213.58 feet to a point in the I- 240 right-of-way, thence with said right-of-way North 41 deg. 56' 38" West 252.94 fee to the point and place of BEGINNING, as shown on survey dated August 1, 1988, prepared by Long & Associates, P.A., entitled "Oakley Plaza."

         BEING all of that real property conveyed to Wake Capital Partnership by warranty deed from Wake Capital Partners, Inc., recorded in Book 1589, page 372, in the Buncombe County Registry.

                                  EXHIBIT 1.27

                                                     Rent Roll

                                  EXHIBIT 1.32

                         Form of Tenant Estoppel Letter

                                                  _____________________, 199_

RE:      ___________________________ (Name of Shopping Center)

Ladies and Gentlemen:

         The undersigned (Tenant) has been advised you may purchase the above Shopping Center, and we hereby confirm to you that:

         1. The undersigned is the Tenant of _____________________ ________________, Landlord, in the above Shopping Center, and is currently in possession and paying rent on premises known as Store No. _______________ [or
Address: _________________________ _______________________________________], and
containing approximately _____________ square feet, under the terms of the lease dated ______________________, which has (not) been amended by amendment dated ________________________ (the "Lease"). There are no other written or oral agreements between Tenant and Landlord. Tenant neither expects nor has been promised any inducement, concession or consideration for entering into the Lease, except as stated therein, and there are no side agreements or understandings between Landlord and Tenant.

         2. The term of the Lease commenced on ___________________, expiring on ___________________, with options to extend of ________________ (____) years each.

         3. As of ____________________, monthly minimum rental is $_______________ a month.

         4. Tenant is required to pay its pro rata share of Common Area Expenses and its pro rata share of the Center's real property taxes and insurance cost. Current additional monthly payments for expense reimbursement total $____________ per month for common area maintenance, property insurance and real estate taxes.

         5. Tenant has given [no security deposit] [a security deposit of $______________].

         6. No payments by Tenant under the Lease have been made for more than one (1) month in advance, and minimum rents and other charges under the Lease are current.

         7. All matters of an inducement nature and all obligations of the Landlord under the Lease concerning the construction of the Tenant's premises and development of the Shopping Center, including without limitation, parking requirements, have been performed by Landlord.

         8. The Lease contains no first right of refusal, option to expand, option to terminate, or exclusive business rights, except as follows:

         9. Tenant knows of no default by either Landlord or Tenant under the Lease, and knows of no situations which, with notice or the passage of time, or both, would constitute a default. Tenant has no rights to off-set or defense against Landlord as of the date hereof.

         10. The undersigned has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises except as follows:

         11. Tenant has not generated, used, stored, spilled, disposed of, or released any hazardous substances at, on or in the Premises. "Hazardous Substances" means any flammable, explosive, toxic, carcinogenic, mutagenic, or corrosive substance or waste, including volatile petroleum products and derivatives and drycleaning solvents. To the best of Tenant's knowledge, no asbestos or polychlorinated biphenyl ("PCB") is located at, on or in the Premises. The term "Hazardous Substances" does not include those materials which are technically within the definition set forth above but which are contained in pre-packaged office supplies, cleaning materials or personal grooming items or other items which are sold for consumer or commercial use and typically used in other similar buildings or space.

         The undersigned makes this statement for your benefit and protection with the understanding that you intend to rely upon this statement in connection with your intended purchase of the above described Premises from Landlord. The undersigned agrees that it will, upon receipt of written notice from Landlord, commence to pay all rents to you or to any Agent acting on your behalf.

                                                   Very truly yours,


                                             ------------------------------
                                             ______________________(Tenant)
                                                              Mailing Address:
                                             ------------------------------
                                             By:___________________________
                                             Its:__________________________

                                  EXHIBIT 4.12

                                           Form of Manager's Certificate

                                              Certification of Leases

         THIS CERTIFICATION OF LEASES ("Certification") is made this ____ day of ____________, 19___, by LAT PURSER & ASSOCIATES, INC.
("Lat Purser"), in favor of ____________________________________
("Seller") and RRC ACQUISITIONS, INC. ("Buyer").

         WHEREAS, Seller and Buyer have entered into that certain Purchase and Sale Agreement for the sale and purchase of that certain real property and improvements known as Oakley Plaza, located in Asheville, North Carolina (the "Property");

         WHEREAS, Lat Purser is the property manager of the Property;
and

         WHEREAS, Seller and Buyer have requested that Lat Purser provide this Certification in connection with the sale of the Property and Lat Purser has agreed to provide the same;

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lat Purser hereby certifies the following to Seller and Buyer as of the date hereof:

         1. The lease agreements, and amendments and modifications thereto, attached to this Certification (collectively, "Leases") are all the leases affecting the Property. The Rent Roll attached hereto is true and accurate in all material respect, and the Leases are in full force and effect. There are no modifications and amendments to any of such Leases except as stated in the Rent Roll.

         2. Seller as landlord under the Leases is not in default under the Leases and none of the tenants under the Leases is in default thereunder, except as set forth on the Rent Roll.

         IN WITNESS WHEREOF, Lat Purser has executed this Certification as of the day and year first above written.

                                                LAT PURSER & ASSOCIATES, INC.


                                                By:_________________________
                                              Name:_______________________
                                             Title:______________________

                                     EXHIBIT



                                                January _____, 1997



BI-LO, Inc.
Industrial Boulevard
Post Office Drawer 99
Mauldin, South Carolina  29662
Attn:_______________________

         RE: Lease By and Between Wake Capital Partnership and BI-LO, Inc. ("BI-LO") for BI-LO Store Located at Oakley Plaza Shopping Center, Asheville, Buncombe County, North Carolina

Dear Sir or Madam:

         As discussed, Wake Capital Partnership has decided to sell the Oakley Plaza Shopping Center, the location of your above referenced store. Upon the closing of the sale, we prefer to immediately pay to BI-LO the total amount of One Million Two Hundred Thousand and 00/100 Dollars ($1,200,000.00) representing the Landlord's reimbursement obligation for the store expansion and remodeling costs, as detailed in the Lease Extension and Modification Agreement ( the "Lease Modification"), dated July 19, 1996. Additionally, Wake Capital desires to obtain BI-LO's acknowledgment of the proper name of Landlord's ownership entity that holds the shopping center. Please let this letter serve as our mutual agreement that:

(a) BI-LO will accept the said $1,200,000.00 payment prior to the completion of its store expansion. Said payment will be in lieu of and shall satisfy in full the payment required under Section 2 of the Lease Modification; and

(b)  Upon  the  date  BI-LO  receives  the  said  $1,200,000.00   payment,   and
irrespective of the completion at that time of the BI-LO store expansion:

         (1) BI-LO's annual rent shall be adjusted and increased to Three Hundred Eighty Thousand Six Hundred Twenty and 00/100 Dollars ($380,620.00), payable in monthly installments of Thirty-one Thousand Seven Hundred Eighteen and 33/100 Dollars
                  ($31,718.33) as detailed in Paragraph 6 of the Lease Modification; and

         (2) BI-LO's new twenty (20) year lease term shall commence as of the first day of the next succeeding month following the date of payment of the $1,200,000.00; and

         (3) BI-LO will complete the construction and opening for business in the expansion area at no cost or expense to Landlord no later than March 1, 1998.

         (4) The minimum sales base, as that term is defined in the Lease Modification, shall be adjusted and increased to Thirty-eight Million Sixty-two Thousand and 00/100 Dollars ($38,062,000.00) as detailed in Paragraph 6 of the Lease Modification; and

         (5) BI-LO's annual pro rata share of the Common Area Maintenance Costs shall be adjusted and increased to Twelve Thousand and 00/100 Dollars ($12,000.00), payable in monthly installments of One Thousand and 00/100 Dollars ($1,000.00), as detailed and subject to adjustment in Paragraph 4 of the Lease Modification; and

         (6) The proper name of the Landlord and party to the Lease Modification is Wake Capital Partnership, a North Carolina general partnership. The Lease Agreement is hereby amended to replace all references to the Landlord from "Wake Capital Partners, Inc., a North Carolina corporation" to "Wake Capital Partnership, a North Carolina general partnership," and

         (7)      Except  as  herein   modified  and  amended,   the  terms  and
                  provisions of the Lease Modification shall remain in full force and effect as originally written.

         If BI-LO agrees with the terms of this letter, please indicate your acceptance where indicated below. Please keep one copy of this letter for your files, and return the other to my attention. We will prepare a lease amendment incorporating these provisions in order to have it ready for execution by March 1, 1997.

                                                  Sincerely,

                                               LAT PURSER & ASSOCIATES, INC.
                                               Agent for Wake Capital
                                               Partnership, a North Carolina
                                               general partnership
                                               ("Landlord")

                                               ------------------------------
                                               Lat W. Purser, III
                                               President

         The terms of this letter have been read and are hereby accepted on this ____ day of January, 1997.

                                                  BI-LO, INC. ("Tenant")

                                                 BY:___________________________
                                              TITLE:________________________


                                                      WAKE CAPITAL PARTNERSHIP


                                                 BY:___________________________
                                                      Robert S. Carter
                                                    Managing General Partner


wes\reg\oakley\psa.new